Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS 2009

THIRD QUARTER RESULTS

DENVER, Colo., October 29, 2009 — DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the three and nine months ended September 30, 2009.

Funds from operations (FFO) attributable to common stockholders and unitholders for the third quarter of 2009 totaled $23.3 million, or $0.10 per diluted share, compared with $30.8 million, or $0.15 per diluted share, reported for the third quarter of 2008. FFO for the nine months ended September 30, 2009 was $82.0 million, or $0.37 per diluted share, compared with $93.4 million, or $0.45 per diluted share, reported for the nine months ended September 30, 2008. Excluding $0.01 per share of severance charges and impairment losses, FFO was $0.11 per diluted share for the third quarter of 2009 and $0.39 per diluted share for the nine months ended September 30, 2009.

Net loss attributable to common stockholders for the third quarter of 2009 was $(0.07) per diluted share, compared with net income attributable to common stockholders of $0.04 per diluted share reported for the third quarter of 2008. Net loss attributable to common stockholders for the nine months ended September 30, 2009 was $(0.08) per diluted share, compared with net income attributable to common stockholders of $0.13 per diluted share for the nine months ended September 30, 2008. The net loss attributable to common stockholders for the third quarter of 2009 and for the nine months ended September 30, 2009 includes $0.04 per share of losses on business combinations.

“While the operating environment remains challenging, leasing activity increased significantly during the third quarter. We are hopeful that the early signs of stabilization will translate into a sustained recovery,” commented Phil Hawkins, Chief Executive Officer of DCT Industrial Trust. “We are also beginning to see a slight increase in acquisition activity, which is encouraging. We have pursued, and will continue to pursue, attractive investment opportunities that meet our return and quality criteria in select markets and capitalize on our strong financial position.”

518 17TH STREET, 8TH FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

Balance Sheet

DCT’s balance sheet remains strong, with consolidated net debt to book value of total assets (less cash and before depreciation and amortization) of 36.5% as of September 30, 2009, compared with 38.0% as of December 31, 2008. The Company’s fixed charge coverage for the third quarter of 2009 was 2.6 times. During the third quarter, DCT prepaid $52.1 million of January 2010 maturities and received commitments from certain lenders to extend $70.0 million of 2012 maturities until 2019.

Operating Portfolio

As of September 30, 2009, DCTTM owned 374 consolidated operating properties, comprising 52.8 million square feet. Net operating income was $42.1 million in the third quarter of 2009, compared with $44.9 million reported for the third quarter of 2008.

DCT’s consolidated operating portfolio occupancy was 88.3% as of September 30, 2009, compared with 87.3% as of June 30, 2009. Including an additional 14.6 million square feet of operating properties held in joint ventures, occupancy as of September 30, 2009 was 90.0%, compared with 89.0% as of June 30, 2009.

Third quarter 2009 same store net operating income declined 8.4% on a cash basis and 9.4% on a GAAP basis, excluding revenue from lease terminations, when compared to the same period last year. Occupancy of same store properties averaged 87.8% in the third quarter of 2009, compared with 91.6% in the third quarter of 2008.

Leasing activity increased during the third quarter of 2009 to 2.9 million square feet of leases signed. Tenant retention was strong at a rate of 88.2% for the third quarter of 2009, while rents on signed leases for which there was a prior tenant increased 5.7% on a GAAP basis and declined 5.9% on a cash basis.

Capital Deployment Activity

DCT completed its forward commitment program with Nexxus in Monterrey, Mexico in the third quarter of 2009. The Company took ownership of the final three bulk distribution buildings comprising 354,000 square feet and completed a 36,000 square foot expansion.

During the third quarter, DCT also acquired its partners’ interests in two bulk distribution properties in Southern California totaling 872,000 square feet, one 570,000 square foot industrial building in Nashville and 28 acres of land in Indianapolis as part of the dissolution of three development joint ventures.

Dividend

DCT Industrial Trust’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on January 15, 2010, to stockholders of record as of December 30, 2009.

Guidance

DCT narrowed guidance, excluding severance charges and impairments, for 2009 FFO to $0.49 to $0.51 per diluted share and updated 2009 net loss guidance to $(0.08) to $(0.06) per diluted share. The Company’s initial guidance, excluding real estate gains, losses and impairments, for 2010 FFO is $0.36 to $0.44 per diluted share and net loss of $(0.15) to $(0.07) per diluted share. Among other things, 2010 guidance factors in higher interest costs from anticipated refinancing of debt prior to their scheduled maturities, as well as the continuing impact of the weakened economy on operating results.

Conference Call Information

DCTTM will host a conference call to discuss third quarter 2009 results and its recent business activities on Friday, October 30, 2009 at 11:00 a.m. Eastern time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 434190. A live webcast and replay of the conference call will be available in the investor relations section of the DCTTM website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of September 30, 2009, the Company owned, managed or had under development 76.2 million square feet of assets leased to approximately 850 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT: Sara Knapp, 303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share information)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Land	$516,810	$511,730
Buildings and improvements	2,197,205	2,107,756
Intangible lease assets	120,073	187,605
Construction in progress	66,843	90,770

Total Investment in Properties	2,900,931	2,897,861
Less accumulated depreciation and amortization	(426,437)	(417,404)

Net Investment in Properties	2,474,494	2,480,457
Investments in and advances to unconsolidated joint ventures	109,494	125,452

Net Investment in Real Estate	2,583,988	2,605,909
Cash and cash equivalents	8,802	19,681
Notes receivable	18,050	30,387
Deferred loan costs, net	4,483	5,098
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,285 and $843, respectively	29,516	31,747
Other assets, net	13,292	11,021
Assets held for sale	24,157	—

Total Assets	$2,682,288	$2,703,843

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$37,370	$35,193
Distributions payable	16,527	16,630
Tenant prepaids and security deposits	15,020	17,601
Other liabilities	10,323	26,472
Intangible lease liability, net	6,489	6,813
Senior unsecured notes	625,000	625,000
Mortgage notes	513,722	574,634
Liabilities related to assets held for sale	947	—

Total Liabilities	1,225,398	1,302,343
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 205,942,157 and 175,141,387 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	2,059	1,751
Additional paid-in capital	1,798,632	1,657,923
Distributions in excess of earnings	(572,678)	(513,040)
Accumulated other comprehensive loss	(15,018)	(22,463)

Total Stockholders’ Equity	1,212,995	1,124,171
Noncontrolling interests	243,895	277,329

Total Equity	1,456,890	1,401,500

Total Liabilities and Equity	$2,682,288	$2,703,843

Total debt net of cash:
Senior unsecured notes and mortgage notes	$1,138,722	$1,199,634
Less cash and cash equivalents	(8,802)	(19,681)

Net debt	$1,129,920	$1,179,953

Book value of total assets less cash and before depreciation:
Total assets	$2,682,288	$2,703,843
Less cash and cash equivalents	(8,802)	(19,681)
Add back accumulated depreciation and amortization	426,437	417,404

Book value of total assets less cash and before depreciation and amortization	$3,099,923	$3,101,566

Percentage of debt to total assets	42.5%	44.4%

Percentage of net debt to book value of total assets less cash and before depreciation and amortization	36.5%	38.0%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share information)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Rental revenues	$60,638	$60,674	$181,502	$182,887
Institutional capital management and other fees	701	763	2,048	2,237

Total Revenues	61,339	61,437	183,550	185,124

OPERATING EXPENSES:
Rental expenses	9,347	7,523	25,230	23,061
Real estate taxes	9,193	8,237	26,621	24,871
Real estate related depreciation and amortization	27,805	26,080	81,669	81,699
General and administrative	9,081	4,879	21,003	15,844

Total Operating Expenses	55,426	46,719	154,523	145,475

Operating Income	5,913	14,718	29,027	39,649

OTHER INCOME AND (EXPENSE):
Equity in income (losses) of unconsolidated joint ventures, net	(400)	457	2,165	1,183
Loss on business combinations	(10,156)	—	(10,156)	—
Interest expense	(13,518)	(12,966)	(40,185)	(38,471)
Interest income and other	353	259	1,254	1,260
Income taxes	(471)	(2)	(2,024)	(891)

Income (Loss) From Continuing Operations	(18,279)	2,466	(19,919)	2,730
Income from discontinued operations	1,199	4,894	2,534	23,372

Income (Loss) Before Gain On Dispositions Of Real Estate Interests	(17,080)	7,360	(17,385)	26,102
Gain on dispositions of real estate interests	24	118	61	525

Consolidated Net Income (Loss)	(17,056)	7,478	(17,324)	26,627
Net (income) loss attributable to noncontrolling interests	2,473	(1,238)	2,574	(4,507)

Net Income (Loss) Attributable to DCT Common Stockholders	$(14,583)	$6,240	$(14,750)	$22,120

EARNINGS PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$(0.08)	$0.01	$(0.09)	$0.01
Income from discontinued operations	0.01	0.03	0.01	0.12
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.07)	$0.04	$(0.08)	$0.13

EARNINGS PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$(0.08)	$0.01	$(0.09)	$0.01
Income from discontinued operations	0.01	0.03	0.01	0.12
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.07)	$0.04	$(0.08)	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	204,433	172,685	188,051	170,840

Diluted	204,433	172,696	188,051	170,840

AMOUNTS ATTRIBUTABLE TO DCT COMMON STOCKHOLDERS:
Income (Loss) From Continuing Operations	$(15,646)	$2,070	$(16,973)	$2,382
Income from discontinued operations	1,042	4,072	2,171	19,310
Gain on dispositions of real estate interests	21	98	52	428

Net Income (Loss) Attributable to DCT Common Stockholders	$(14,583)	$6,240	$(14,750)	$22,120

Distributions declared per common share	$0.07	$0.16	$0.23	$0.48

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income (Loss) Attributable to DCT Common Stockholders	$(14,583)	$6,240	$(14,750)	$22,120
Adjustments:
Real estate related depreciation and amortization	28,035	26,665	82,478	85,074
Equity in (income) losses of unconsolidated joint ventures, net	400	(457)	(2,165)	(1,183)
Equity in FFO of unconsolidated joint ventures	1,730	1,549	9,459	4,533
(Gain) on dispositions of real estate interests	(734)	(4,515)	(1,502)	(22,046)
Loss on business combinations	10,156	—	10,156	—
Gain on dispositions of non-depreciated real estate	713	63	826	271
Noncontrolling interest in the operating partnership’s share of the above adjustments	(5,384)	(3,919)	(14,283)	(11,870)
FFO attributable to unitholders	2,933	5,179	11,756	16,484

Funds from operations attributable to common stockholders and unitholders – basic and diluted	$23,266	$30,805	$81,975	$93,383

FFO per common share and unit, basic and diluted	$0.10	$0.15	$0.37	$0.45

Adjustments for impairment and severance costs:
Impairment losses (recoveries) on real estate assets held for sale	$630	$(52)	$630	$1,180
Severance costs	2,669	—	2,669	—

FFO, excluding impairment losses and severance costs, attributable to common stockholders and unitholders, basic and diluted	$26,565	$30,753	$85,274	$94,563

FFO, as adjusted, per common share and unit, basic and diluted	$0.11	$0.15	$0.39	$0.45

FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic:	204,433	172,685	188,051	170,840
Participating securities	1,648	1,197	1,599	1,118
Units	30,880	34,930	31,484	36,670

FFO weighted average common shares, participating securities and units outstanding – basic:	236,961	208,812	22,134	208,628
Dilutive common stock equivalents	356	11	127	—

FFO weighted average common shares, participating securities and units outstanding – diluted:	237,317	208,823	221,261	208,628

Guidance:

	Full-Year Range for 2009
Guidance (1):	(low)	(high)
Earnings per diluted share	$(0.09)	$(0.07)
Severance costs	0.01	0.01

Earnings per diluted share, adjusted	$(0.08)	$(0.06)
Real estate related depreciation and amortization (2)	0.54	0.54
Loss on business combinations	0.05	0.05
Non-controlling interest and other	(0.02)	(0.02)

FFO attributable to common shares per diluted share	$0.49	$0.51

	Full-Year Range for 2010
Guidance (1):	(low)	(high)
Earnings per diluted share	$(0.15)	$(0.07)
Real estate related depreciation and amortization (2)	0.51	0.51

FFO attributable to common shares per diluted share	$0.36	$0.44

(1)	Guidance excludes future real estate gains, losses or impairments.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income (Loss) Attributable to DCT Common Stockholders	$(14,583)	$6,240	$(14,750)	$22,120
Interest expense (1)	13,518	13,339	40,244	39,158
Pro rata share of interest expense from unconsolidated JVs	1,136	798	3,290	1,886
Real estate related depreciation and amortization (1)	28,035	26,665	82,478	85,074
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	1,907	809	6,877	3,187
Income taxes (1)	472	2	2,029	916
Stock-based compensation amortization	3,227	863	5,369	2,458
Noncontrolling interests (1)	(2,473)	1,238	(2,574)	4,507
Loss on business combinations	10,156	—	10,156	—
Non-FFO (gains) losses on dispositions of real estate interests, net	(21)	(4,504)	(676)	(20,595)

Adjusted EBITDA (2)	$41,374	$45,450	$132,443	$138,711

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$13,518	$13,339	$40,244	$39,106
Interest expense related to financing obligations	—	—	—	52
Capitalized interest	1,430	1,991	4,603	5,910
Amortization of loan costs and debt premium/discount	(368)	(87)	(1,036)	131
Pro rata share of interest expense from unconsolidated JVs	1,136	798	3,290	1,886

Total Fixed Charges	$15,716	$16,041	$47,101	$47,085

Fixed Charge Coverage	2.6	2.8	2.8	2.9

(1)	Includes amounts related to discontinued operations.
(2)

Adjusted EBITDA represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of irregular items and certain non-cash items, such as deprecation and amortization, non-FFO gains on dispositions of real estate interests and impairment losses.

The following table is a reconciliation of our property net operating income to our reported “Income (Loss) From Continuing Operations” for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income (Loss) From Continuing Operations	$(18,279)	$2,466	$(19,919)	$2,730
Income taxes	471	2	2,024	891
Interest income and other	(353)	(259)	(1,254)	(1,260)
Interest expense	13,518	12,966	40,185	38,471
Equity in income (losses) of unconsolidated joint ventures, net	400	(457)	(2,165)	(1,183)
Loss on business combinations	10,156	—	10,156	—
General and administrative expense	9,081	4,879	21,003	15,844
Real estate related depreciation and amortization	27,805	26,080	81,669	81,699
Institutional capital management and other fees	(701)	(763)	(2,048)	(2,237)

Total net operating income	42,098	44,914	129,651	134,955
Less net operating income – non-same store properties	(1,920)	(740)	(5,115)	(2,361)

Same store net operating income	40,178	44,174	124,536	132,594
Less revenue from lease terminations	(408)	(282)	(1,851)	(597)

Same store net operating income, excluding revenue from lease terminations	39,770	43,892	122,685	131,997
Less straight-line rents	(73)	(456)	(231)	(2,387)
Add back amortization of above/(below) market rents	263	195	1,001	927

Same store cash net operating income, excluding revenue from lease terminations	$39,960	$43,631	$123,445	$130,537

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income, revenue from lease terminations and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating expense. Therefore, DCT Industrial believes net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance charges and impairment losses. We believe that excluding these non-routine items provides a more meaningful and consistent comparison of our operating performance. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the current economic slow-down in the U.S. and internationally; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the current economic slow-down in the U.S. and internationally; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities and Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.